                                                                  POLICY NUMBER:
                                                                       483-15-97

                                                                     RENEWAL OF:

                       [LOGO] American International Companies

             DIRECTORS, OFFICERS AND CORPORATE LIABILITY INSURANCE POLICY

/ / AIU Insurance Company                            / / Illinois National Insurance Company
/ / American International South Insurance Company   /X/ National Union Fire Insurance Company of Pitts.,
                                                         PA(R)
/ / Birmingham Fire Insurance Company of Penns.      / / National Union Fire Insurance Company of Louisiana
/ / Granite State Insurance Company                  / / New Hampshire Insurance Company

               (each of the above being a capital stock company)
- ----------------------------------------------------------------------------------------------------------



       NOTICE: EXCEPT TO SUCH EXTENT AS MAY OTHERWISE BE PROVIDED HEREIN, THE COVERAGE OF THIS POLICY IS GENERALLY LIMITED TO LIABILITY FOR ONLY THOSE CLAIMS THAT ARE FIRST MADE AGAINST THE INSUREDS DURING THE POLICY PERIOD AND REPORTED IN WRITING TO THE INSURER PURSUANT TO THE TERMS HEREIN. PLEASE READ THE POLICY CAREFULLY AND DISCUSS THE COVERAGE THEREUNDER WITH YOUR INSURANCE AGENT OR BROKER.

       NOTICE: THE LIMIT OF LIABILITY AVAILABLE TO PAY JUDGMENTS OR SETTLEMENTS SHALL BE REDUCED BY AMOUNTS INCURRED FOR LEGAL DEFENSE. AMOUNTS INCURRED FOR LEGAL DEFENSE SHALL BE APPLIED AGAINST THE RETENTION AMOUNT.

       NOTICE: THE INSURER DOES NOT ASSUME ANY DUTY TO DEFEND; HOWEVER, THE INSURER MUST ADVANCE DEFENSE COSTS PAYMENTS PURSUANT TO THE TERMS HEREIN PRIOR TO THE FINAL DISPOSITION OF A CLAIM.

                                 DECLARATIONS

      ITEM 1.   NAMED CORPORATION:  COLLABORATIVE CLINICAL RESEARCH INC

                MAILING ADDRESS:     20500 CHAGRIN BOULEVARD
                                     SUITE 1050
                                     CLEVELAND, OH 44122
                STATE OF INCORPORATION OF THE NAMED CORPORATION:
                                     Ohio

      ITEM 2. SUBSIDIARY COVERAGE: any past, present or future Subsidiary of the Named Corporation

      ITEM  3. POLICY PERIOD: From: May 14, 1996    To: May 14, 1997
               (12:01 A.M. standard time at the address stated in Item 1.)

      ITEM 4. LIMIT OF LIABILITY: $ $5,000,000 aggregate for Coverages A and B combined (including Defense Costs)


ITEM 5.    RETENTION:

           SECURITIES CLAIMS:
           -----------------

           Judgments & Settlements (all coverages)      None

           Defense Costs (non-Indemnifiable Loss)       None

           Defense Costs (Coverage B(i) and
           Indemnifiable Loss)                          $    $200,000
                                                        -------------------------
                                                        for Loss arising from
                                                        Claims alleging the same
                                                        Wrongful Act or related
                                                        Wrongful Acts (waivable
                                                        under Clause 6 in certain
                                                        circumstances)
           OTHER CLAIMS:
           ------------

           Judgments, Settlements and Defense
           Costs (non-Indemnifiable Loss)               None

           Judgments, Settlements and Defense
           Costs (Indemnifiable Loss)                   $     $100,000
                                                        --------------------------
                                                        for Loss arising from
                                                        Claims alleging the same
                                                        Wrongful Act or related
                                                        Wrongful Acts

ITEM 6.    CONTINUITY DATES:

           A.  Coverages A and B(ii):                   May 14, 1993
                                                        --------------------------

           B.  Coverage B(i):                           May 14, 1996
                                                        --------------------------

           C. Coverages A and B:
              Outside Entity Coverage (Per Outside Entity)
              See Endorsement #62790

ITEM 7.    PREMIUM:                                     $    $360,559
                                                        --------------------------


ITEM 8.    NAME AND ADDRESS OF INSURER ("Insurer"):
           (This policy is issued only by the insurance company indicated below.)

            National Union Fire Insurance Company of Pittsburgh, Pa.
            -------------------------------------------------------------------
            70 Pine Street
            -------------------------------------------------------------------
            New York, NY 10270
            -------------------------------------------------------------------

            -------------------------------------------------------------------

            -------------------------------------------------------------------

IN WITNESS WHEREOF, the Insurer has caused this policy to be signed on the Declarations Page by its President, a Secretary and a duly authorized representative of the Insurer.


/s/ Elizabeth M. Tuck                                  [Illegible]
- -------------------------------             --------------------------------
          SECRETARY                                     PRESIDENT

                  --------------------------------------------
                           AUTHORIZED REPRESENTATIVE


     -----------------------------        ---------------------------------
         COUNTERSIGNATURE DATE                    COUNTERSIGNED AT


HOFFMAN INSURANCE AGENCY INC
2 BEREA COMMONS
BEREA, OH 44017

                    [LOGO AMERICAN INTERNATIONAL COMPANIES]

    DIRECTORS, OFFICERS AND CORPORATE LIABILITY INSURANCE POLICY

In consideration of the payment of the premium, and in reliance upon the statements made to the Insurer by application forming a part hereof and its attachments and the material incorporated therein, the insurance company designated in Item 8 of the Declarations, herein called the "Insurer", agrees as follows:

1.  INSURING AGREEMENTS

    COVERAGE A: DIRECTORS AND OFFICERS INSURANCE

    This policy shall pay the Loss of each and every Director or Officer of the Company arising from a Claim first made against the Directors or Officers during the Policy Period or the Discovery Period (if applicable) and reported to the Insurer pursuant to the terms of this policy for any actual or alleged Wrongful Act in their respective capacities as Directors or Officers of the Company, except when and to the extent that the Company has indemnified the Directors or Officers. The Insurer shall, in accordance with and subject to Clause 8, advance Defense Costs of such Claim prior to its final disposition.

    COVERAGE B: CORPORATE LIABILITY INSURANCE

    This policy shall pay the Loss of the Company arising from a:

                  (i)  Securities Claim first made against the Company, or

                  (ii) Claim first made against the Directors or Officers,

   during the Policy Period or the Discovery Period (if applicable) and reported to the Insurer pursuant to the terms of this policy for any actual or alleged Wrongful Act, but, in the case of (ii) above, only when and to the extent that the Company has indemnified the Directors or Officers for such Loss pursuant to law, common or statutory, or contract, or the Charter or By-laws of the Company duly effective under such law which determines and defines such rights of indemnity. The Insurer shall, in accordance with and subject to Clause 8, advance Defense Costs of such Claim prior to its final disposition.

2.  DEFINITIONS

    (a) "Claim" means:

           (1)  a written demand for monetary or non-monetary relief; or
           (2) a civil, criminal, or administrative proceeding for monetary or non-monetary relief which is commenced by:

                (i) service of a complaint or similar pleading; or
                (ii) return of an indictment (in the case of a criminal
                     proceeding); or
                (iii) receipt or filing of a notice of charges.

           The term "Claim" shall include a Securities Claim; provided, however, that with respect to Coverage B(i) only, Claim or Securities Claim shall not mean a criminal or administrative proceeding against the Company.

    (b) "Company" means the Named Corporation designated in Item 1 of the Declarations and any Subsidiary thereof.

    (c)  "Continuity Date" means the date set forth in:

              (1) Item 6A of the Declarations with respect to Coverages A and B (ii); or

              (2)  Item 6B of the Declarations with respect to Coverage B(i); or

              (3) Item 6C of the Declarations with respect to Coverages A and B for a Claim against an Insured arising out of such Insured serving as a director, officer, trustee or governor of an Outside Entity.

    (d) "Defense Costs" means reasonable and necessary fees, costs and expenses consented to by the Insurer (including premiums for any appeal bond, attachment bond or similar bond, but without any obligation to apply for or furnish any such bond) resulting solely from the investigation, adjustment, defense and appeal of a Claim against the Insureds, but excluding salaries of Officers or employees of the Company.

     (e) "Director(s) or Officer(s)" or "Insured(s)" means:

               (1) with respect to Coverages A and B (ii), any past, present or future duly elected or appointed directors or officers of the Company. In the event the Named Corporation or a Subsidiary thereof operates outside the United States, then the terms "Director(s) or Officer(s)" or "Insured(s)" also mean those titles, positions or capacities in such foreign Named Corporation or Subsidiary which is equivalent to the position of Director(s) or Officer(s) in a corporation incorporated within the United States. Coverage will automatically apply to all new Directors and Officers after the inception date of this policy;

               (2)  with respect to Coverage B(i) only, the Company.

     (f) "Listed Event" means any of the following events:

               (1) any event for which the Company has reported or is required to report on Form 8-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934; or

               (2) any restatement or correction of a Company financial statement contained in any document filed with the Securities and Exchange Commission; or

               (3) any statement or disclosure made by or on the behalf of the Company relating to a prior forecast, estimate or projection of the Company's earnings or sales made by or on behalf of the Company, which statement or disclosure represents a greater than 15% change from such prior forecast, estimate or projection.

     (g) "Loss" means damages, judgments, settlements and Defense Costs; however, Loss shall not include civil or criminal fines or penalties imposed by law, punitive or exemplary damages, the multiplied portion of multiplied damages, taxes, any amount for which the Insureds are not financially liable or which are without legal recourse to the Insureds, or matters which may be deemed uninsurable under the law pursuant to which this policy shall be construed.

          Further, with respect to Coverage B only, Loss shall not include damages, judgments or settlements arising out of a Claim alleging that the Company paid an inadequate or unfair price or consideration for the purchase of its own securities or the securities of a Subsidiary.

          Notwithstanding the foregoing, with respect to Coverage B(i) only and subject to the other terms, conditions and exclusions of the policy, Loss shall include punitive damages (if insurable by law) imposed upon the Company.

     (h) "No Liability" means with respect to a Securities Claim made against the Insured(s): (1) a final judgment of no liability obtained prior to trial, in favor of all Insureds, by reason of a motion to dismiss or a motion for summary judgment, after the exhaustion of all appeals; or
          (2) a final judgment of no liability obtained after trial, in favor of all Insureds, after exhaustion of all appeals. In no event shall the term "No Liability" apply to a Securities Claim made against an Insured for which a settlement has occurred.

     (i)  "Outside Entity" means:

               (1) a not-for-profit organization under section 501(c)(3) of the Internal Revenue Code of 1986 (as amended); or

               (2) any other corporation, partnership, joint venture or other organization listed by endorsement to this policy.

     (j) "Policy Period" means the period of time from the inception date shown in Item 3 of the Declarations to the earlier of the expiration date shown in Item 3 of the Declarations or the effective date of cancellation of this policy; however, to the extent that coverage under this policy replaces coverage in other policies terminating at noon standard time on the inception date of such coverage hereunder, then such coverage as is provided by this policy shall not become effective until such other coverage has terminated.

     (k) "Securities Claim" means a Claim made against an Insured which alleges a violation of the Securities Act of 1933 or the Securities Exchange Act of 1934, rules or regulations promulgated thereunder, the securities laws of any state, or any foreign jurisdiction, and which alleges a Wrongful Act in connection with the claimant's purchase or sale of, or the offer to purchase or sell to the claimant, any securities of the Company, whether on the open market or arising from a public or private offering of securities by the Company.

     (l)  "Subsidiary" means:

          (1) any corporation of which the Named Corporation owns on or before the inception of the Policy Period more than 50% of the issued and outstanding voting stock either directly, or indirectly through one or more of its Subsidiaries;

          (2) automatically any corporation whose assets total less than 10% of the total consolidated assets of the Company as of the inception date of this policy, which corporation becomes a Subsidiary during the Policy Period. The Named Corporation shall provide the Insurer with full particulars of the new Subsidiary before the end of the Policy Period;

          (3) any corporation which becomes a Subsidiary during the Policy Period (other than a corporation described in paragraph (2) above) but only upon the condition that within 90 days of its becoming a Subsidiary the Named Corporation shall have provided the Insurer with full particulars of the new Subsidiary and agreed to any additional premium and/or amendment of the provisions of this policy required by the Insurer relating to such new Subsidiary. Further, coverage as shall be afforded to the new Subsidiary is conditioned upon the Named Corporation paying when due any additional premium required by the Insurer relating to such new Subsidiary.

          A corporation becomes a Subsidiary when the Named Corporation owns more than 50% of the issued and outstanding voting stock, either directly, or indirectly through one or more of its Subsidiaries. A corporation ceases to be a Subsidiary when the Named Corporation ceases to own more than 50% of the issued and outstanding voting stock either directly, or indirectly through one or more of its Subsidiaries.

          In all events, coverage as is afforded under this policy with respect to any Claim made against a Subsidiary or any Director or Officer thereof shall only apply for Wrongful Acts committed or allegedly committed after the effective time that such Subsidiary became a Subsidiary and prior to the time that such Subsidiary ceased to be a Subsidiary.

     (m)  "Wrongful Act" means:

               (1) with respect to individual Directors or Officers, any breach of duty, neglect, error, misstatement, misleading statement, omission or act by the Directors or Officers of the Company in their respective capacities as such, or any matter claimed against them solely by reason of their status as Directors or Officers of the Company, or any matter claimed against them arising out of their serving as a director, officer, trustee or governor of an Outside Entity in such capacities, but only if such service is at the specific written request or direction of the Company,

               (2) with respect to the Company, any breach of duty, neglect, error, misstatement, misleading statement, omission or act by the Company, but solely as respects a Securities Claim.

3.  EXTENSIONS

     Subject otherwise to the terms hereof, this policy shall cover Loss arising from any Claims made against the estates, heirs, or legal representatives of deceased Directors or Officers, and the legal representatives of Directors or Officers in the event of incompetency, insolvency or bankruptcy, who were Directors or Officers at the time the Wrongful Acts upon which such Claims are based were committed.

     Subject otherwise to the terms hereof, this policy shall cover Loss arising from all Claims made against the lawful spouse (whether such status is derived by reason of statutory law, common law or otherwise of any applicable jurisdiction in the world) of an individual Director or Officer for all Claims arising solely out of his or her status as the spouse of an individual Director or Officer, including a Claim that seeks damages recoverable from marital community property, property jointly held by the individual Director or Officer and the spouse, or property transferred from the individual Director or Officer to the spouse; provided, however, that this extension shall not afford coverage for any Claim for any actual or alleged Wrongful Act of the spouse, but shall apply only to Claims arising out of any actual or alleged Wrongful Acts of an individual Director or Officer, subject to the policy's terms, conditions and exclusions.

4.  EXCLUSIONS

     The Insurer shall not be liable to make any payment for Loss in connection with a Claim made against an Insured:

     (a) arising out of, based upon or attributable to the gaining in fact of any profit or advantage to which an Insured was not legally entitled;

     (b) arising out of, based upon or attributable to: (1) profits in fact made from the purchase or sale by an Insured of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law; or (2) payments to an Insured of any remuneration without the previous approval of the stockholders of the Company, which payment without such previous approval shall be held to have been illegal;

     (c) arising out of, based upon or attributable to the committing in fact of any criminal or deliberate fraudulent act;

     [The Wrongful Act of a Director or Officer shall not be imputed to any other Director or Officer for the purpose of determining the applicability of the foregoing exclusions 4(a) through 4(c)]

     (d) alleging, arising out of, based upon or attributable to the facts alleged, or to the same or related Wrongful Acts alleged or contained, in any claim which has been reported, or in any circumstances of which notice has been given, under any policy of which this policy is a renewal or replacement or which it may succeed in time;

     (e) alleging, arising out of, based upon or attributable to any pending or prior litigation as of the Continuity Date, or alleging or derived from the same or essentially the same facts as alleged in such pending or prior litigation;

     (f) alleging, arising out of, based upon or attributable to a Listed Event that occurs no later than 90 days subsequent to the Continuity Date; provided, however, that this exclusion shall only apply with respect to coverage which would have otherwise been afforded under Coverage B(i) of the policy;

     (g) with respect to serving as a director, officer, trustee or governor of an Outside Entity, for any Wrongful Act occurring prior to the Continuity Date if the Insured knew or could have reasonably foreseen that such Wrongful Act could lead to a Claim under this policy;

     (h) alleging, arising out of, based upon or attributable to any actual or alleged act or omission of the Directors or Officers serving in their capacities as directors, officers, trustees or governors of any other entity other than the Company or an Outside Entity, or by reason of their status as directors, officers, trustees or governors of such other entity;

     (i) which is brought by any Insured or by the Company; or which is brought by any security holder of the Company, whether directly or derivatively, unless such security holder's Claim is instigated and continued totally independent of, and totally without the solicitation of, or assistance of, or active participation of, or intervention of, any Insured or the Company; provided, however, this exclusion shall not apply to a wrongful termination of employment Claim brought by a former employee other than a former employee who is or was a Director of the Company;

     (j) for any Wrongful Act arising out of the Insured serving as a director, officer, trustee or governor of an Outside Entity if such Claim is brought by the Outside Entity or by any director, officer, trustee or governor thereof; or which is brought by any security holder of the Outside Entity, whether directly or derivatively, unless such security holder's Claim is instigated and continued totally independent of, and totally without the solicitation of, or assistance of, or active participation of, or intervention of, the Outside Entity, any director, officer, trustee or governor thereof, any Insured or the Company;

     (k) for bodily injury, sickness, disease, death or emotional distress of any person, or damage to or destruction of any tangible property, including the loss of use thereof, or for injury from libel or slander or defamation or disparagement, or for injury from a violation of a person's right of privacy;

     (l) alleging, arising out of, based upon, attributable to, or in any way involving, directly or indirectly:

          (1) the actual, alleged or threatened discharge, dispersal, release or escape of pollutants; or

          (2) any direction or request to test for, monitor, clean up, remove, contain, treat, detoxify or neutralize pollutants,

          including but not limited to a Claim alleging damage to the Company or its securities holders.

          Pollutants include (but are not limited to) any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste. Waste includes (but is not limited to) materials to be recycled, reconditioned or reclaimed;

     (m) for violation(s) of any of the responsibilities, obligations or duties imposed upon fiduciaries by the Employee Retirement Income Security Act of 1974, or amendments thereto or any similar provisions of state statutory law or common law.

5.   LIMIT OF LIABILITY - (FOR ALL LOSS - INCLUDING DEFENSE COSTS)

     The Limit of Liability stated in Item 4 of the Declarations is the limit of the Insurer's liability for all Loss, under Coverage A and Coverage B combined, arising out of all Claims first made against the Insureds during the Policy Period and the Discovery Period (if applicable); however, the Limit of Liability for the Discovery Period shall be part of, and not in addition to, the Limit of Liability for the Policy Period. Further, any Claim which is made subsequent to the Policy Period or Discovery Period (if applicable) which pursuant to Clause 7(b) or 7(c) is considered made during the Policy Period or Discovery Period shall also be subject to the one aggregate Limit of Liability stated in Item 4 of the Declarations.

     DEFENSE COSTS ARE NOT PAYABLE BY THE INSURER IN ADDITION TO THE LIMIT OF LIABILITY. DEFENSE COSTS ARE PART OF LOSS AND AS SUCH ARE SUBJECT TO THE LIMIT OF LIABILITY FOR LOSS.

6.   RETENTION CLAUSE

     The Insurer shall only be liable for the amount of Loss arising from a Claim which is in excess of the Retention amount stated in Item 5 of the Declarations, such Retention amount to be borne by the Company and/or the Insureds and shall remain uninsured, with regard to all Loss under: (i) Coverage A or B(ii) for which the Company has indemnified or is permitted or required to indemnify the Director(s) or Officer(s) ("Indemnifiable Loss"); or (ii) Coverage B(i). A single Retention amount shall apply to Loss arising from all Claims alleging the same Wrongful Act or related Wrongful Acts.

    Notwithstanding the foregoing, solely with respect to a Securities Claim under this policy, the Retention shall only apply to Defense Costs; provided, however, no Retention shall apply for a Securities Claim even as respects Defense Costs in the event of a determination of No Liability of all Insureds, and the Insurer shall thereupon reimburse such Defense Costs paid by the Insured.

7.  NOTICE/CLAIM REPORTING PROVISIONS

    NOTICE HEREUNDER SHALL BE GIVEN IN WRITING TO THE INSURER NAMED IN ITEM 8 OF THE DECLARATIONS AT THE ADDRESS INDICATED IN ITEM 8 OF THE DECLARATIONS. IF MAILED, THE DATE OF MAILING SHALL CONSTITUTE THE DATE THAT SUCH NOTICE WAS GIVEN AND PROOF OF MAILING SHALL BE SUFFICIENT PROOF OF NOTICE.

    (a) The Company or the Insureds shall, as a condition precedent to the obligations of the Insurer under this policy, give written notice to the Insurer of any Claim made against an Insured as soon as practicable and either:

          (1) any time during the Policy Period or during the Discovery Period (if applicable); or

          (2) within 30 days after the end of the Policy Period or the Discovery Period (if applicable), as long as such Claim is reported no later than 30 days after the date such Claim was first made against an Insured.

    (b) If written notice of a Claim has been given to the Insurer pursuant to Clause 7(a) above, then any Claim which is subsequently made against the Insureds and reported to the Insurer alleging, arising out of, based upon or attributable to the facts alleged in the Claim for which such notice has been given, or alleging any Wrongful Act which is the same as or related to any Wrongful Act alleged in the Claim of which such notice has been given, shall be considered made at the time such notice was given.

    (c) If during the Policy Period or during the Discovery Period (if applicable) the Company or the Insureds shall become aware of any circumstances which may reasonably be expected to give rise to a Claim being made against the Insureds and shall give written notice to the Insurer of the circumstances and the reasons for anticipating such a Claim, with full particulars as to dates, persons, and entities involved, then any Claim which is subsequently made against the Insureds and reported to the Insurer alleging, arising out of, based upon or attributable to such circumstances or alleging any Wrongful Act which is the same as or related to any Wrongful Act alleged or contained in such circumstances, shall be considered made at the time such notice of such circumstances was given.

8. DEFENSE COSTS, SETTLEMENTS, JUDGMENTS (INCLUDING THE ADVANCEMENT OF DEFENSE COSTS)

     Under both Coverage A and Coverage B of this policy, except as hereinafter stated, the Insurer shall advance, at the written request of the Insured, Defense Costs prior to the final disposition of a Claim. Such advanced payments by the Insurer shall be repaid to the Insurer by the Insureds or the Company severally according to their respective interests, in the event and to the extent that the Insureds or the Company shall not be entitled under the terms and conditions of this policy to payment of such Loss.

     THE INSURER DOES NOT, HOWEVER, UNDER THIS POLICY, ASSUME ANY DUTY TO DEFEND. THE INSUREDS SHALL DEFEND AND CONTEST ANY CLAIM MADE AGAINST THEM. THE INSUREDS SHALL NOT ADMIT OR ASSUME ANY LIABILITY, ENTER INTO ANY SETTLEMENT AGREEMENT, STIPULATE TO ANY JUDGMENT, OR INCUR ANY DEFENSE COSTS WITHOUT THE PRIOR WRITTEN CONSENT OF THE INSURER. ONLY THOSE SETTLEMENTS, STIPULATED JUDGMENTS AND DEFENSE COSTS WHICH HAVE BEEN CONSENTED TO BY THE INSURER SHALL BE RECOVERABLE AS LOSS UNDER THE TERMS OF THIS POLICY. THE INSURER'S CONSENT SHALL NOT BE UNREASONABLY WITHHELD, PROVIDED THAT THE INSURER SHALL BE ENTITLED TO EFFECTIVELY ASSOCIATE IN THE DEFENSE AND THE NEGOTIATION OF ANY SETTLEMENT OF ANY CLAIM.

     The Insurer shall have the right to effectively associate with the Company and the Insureds in the defense of any Claim that appears reasonably likely to involve the Insurer, including but not limited to negotiating a settlement. The Company and the Insureds shall give the Insurer full cooperation and such information as it may reasonably require.

     The Insurer may make any settlement of any Claim it deems expedient with respect to any Insured subject to such Insured's written consent. If any Insured withholds consent to such settlement, the Insurer's liability for all Loss on account of such Claim shall not exceed the amount for which the Insurer could have settled such Claim plus Defense Costs incurred as of the date such settlement was proposed in writing by the Insurer.

     The Company is not covered in any respect under Coverage A; the Company is covered, subject to the policy's terms and conditions, only with respect to its indemnification of its Directors or Officers under Coverage B(ii) as respects a Claim against such Directors and Officers, and subject to the policy's terms and conditions, under Coverage B(i) for a Securities Claim made against the Company. Accordingly, the Insurer has no obligation under this policy for Defense Costs incurred by, judgments against or settlements by the Company arising out of a Claim made against the Company other than a covered Securities Claim, or any obligation to pay Loss arising out of any legal liability that the Company has to the claimant except as respects a covered Securities Claim against the Company.

     With respect to (i) Defense Costs jointly incurred by, (ii) any joint settlement made by, and/or (iii) any adjudicated judgment of joint and several liability against the Company and any Director or Officer, in connection with any Claim other than a Securities Claim, the Company and the Director(s) or Officer(s) and the Insurer agree to use their best efforts to determine a fair and proper allocation of the amounts as between the Company and the Director(s) or Officers(s) and the Insurer, taking into account the relative legal and financial exposures of and the relative benefits obtained by the Directors and Officers and the Company. In the event that a determination as to the amount of Defense Costs to be advanced under the policy cannot be agreed to, then the Insurer shall advance such Defense Costs which the Insurer states to be fair and proper until a different amount shall be agreed upon or determined pursuant to the provisions of this policy and applicable law.

9.   PRE-AUTHORIZED SECURITIES DEFENSE ATTORNEYS

     Only with respect to a Securities Claim:

     Affixed as Appendix A hereto and made a part of this policy is a list of Panel Counsel law firms ("Panel Counsel Firms"). The list provides the Insured a choice of law firms from which a selection of legal counsel shall be made to conduct the defense of any Securities Claim made against them.

     The Insureds shall select a Panel Counsel Firm to defend a Securities Claim made against the Insureds in the jurisdiction in which the Securities Claim is brought. In the event a Securities Claim is brought in a jurisdiction not included on the list, the Insureds shall select a Panel Counsel Firm in the listed jurisdiction which is the nearest geographical jurisdiction to either where the Securities Claim is brought or where the corporate headquarters of the Named Corporation is located. In such instance the Insureds also may, with the consent of the Insurer, which consent shall not be unreasonably withheld, select a non-Panel Counsel Firm in the jurisdiction in which the Securities Claim is brought to function as "local counsel" on the Securities Claim to assist the Panel Counsel Firm which will function as "lead counsel" in conducting the defense of the Securities Claim.

     With the express prior written consent of the Insurer, an Insured may select a Panel Counsel Firm different from that selected by other Insured defendants if such selection is required due to an actual conflict of interest or is otherwise reasonably justifiable.

     The list of Panel Counsel Firms may be amended from time to time by the Insurer. However, no change shall be made to the specific list attached to this policy during the Policy Period without the consent of the Named Corporation. At the request of the Insured, the Insurer may in its discretion add to the attached list of Panel Counsel Firms for the purposes of defending a Securities Claim made against the Insured in any specified jurisdiction (including a jurisdiction not originally included in the Panel Counsel list) a Panel Counsel Firm not originally listed for such jurisdiction. The Insurer may in its discretion waive, in part or in whole, the provisions of this clause as respects a particular Securities Claim.

10.  DISCOVERY CLAUSE

     Except as indicated below, if the Insurer or the Named Corporation shall cancel or refuse to renew this policy, the Named Corporation shall have the right, upon payment of an additional premium of 75% of the "full annual premium", to a period of one year following the effective date of such cancellation or nonrenewal (herein referred to as the "Discovery Period") in which to give to the Insurer written notice of Claims first made against the Insureds during said one year period for any Wrongful Act occurring prior to the end of the Policy Period and otherwise covered by this policy. As used herein, "full annual premium" means the premium level in effect immediately prior to the end of the Policy Period. The rights contained in this paragraph shall terminate, however, unless written notice of such election together with the additional premium due is received by the Insurer within 30 days of the effective date of cancellation or nonrenewal.

     In the event of a Transaction, as defined in Clause 12, the Named Corporation shall have the right, within 30 days before the end of the Policy Period, to request an offer from the Insurer of a Discovery Period (with respect to Wrongful Acts occurring prior to the effective time of the Transaction) for a period of no less than three years or for such longer or shorter period as the Named Corporation may request. The Insurer shall offer such Discovery Period pursuant to such terms, conditions and premium as the Insurer may reasonably decide. In the event of a Transaction, the right to a Discovery Period shall not otherwise exist except as indicated in this paragraph.

     The additional premium for the Discovery Period shall be fully earned at the inception of the Discovery Period. The Discovery Period is not cancelable. This clause and the rights contained herein shall not apply to any cancellation resulting from non-payment of premium.

11.  CANCELLATION CLAUSE

     This policy may be canceled by the Named Corporation at any time only by mailing written prior notice to the Insurer or by surrender of this policy to the Insurer or its authorized agent. This policy may also be canceled by or on behalf of the Insurer by delivering to the Named Corporation or by mailing to the Named Corporation, by registered, certified, or other first class mail, at the Named Corporation's address as shown in Item 1 of the Declarations, written notice stating when, not less than 60 days thereafter, the cancellation shall be effective. The mailing of such notice as aforesaid shall be sufficient proof of notice. The Policy Period terminates at the date and hour specified in such notice, or at the date and time of surrender.

     If this policy shall be canceled by the Named Corporation, the Insurer shall retain the customary short rate proportion of the premium herein.

     If this policy shall be canceled by the Insurer, the Insurer shall retain the pro rata proportion of the premium herein.

     Payment or tender of any unearned premium by the Insurer shall not be a condition precedent to the effectiveness of cancellation, but such payment shall be made as soon as practicable.

     If the period of limitation relating to the giving of notice is prohibited or made void by any law controlling the construction thereof, such period shall be deemed to be amended so as to be equal to the minimum period of limitation permitted by such law.

12.  CHANGE IN CONTROL OF NAMED CORPORATION

     If during the Policy Period:

          a. the Named Corporation shall consolidate with or merge into, or sell all or substantially all of its assets to any other person or entity or group of persons and/or entities acting in concert; or

          b. any person or entity or group of persons and/or entities acting in concert shall acquire an amount of the outstanding securities representing more than 50% of the voting power for the election of Directors of the Named Corporation, or acquires the voting rights of such an amount of such securities;

                  (either of the above events herein referred to as the "Transaction")

     then this policy shall continue in full force and effect as to Wrongful Acts occurring prior to the effective time of the Transaction, but there shall be no coverage afforded by any provision of this policy for any actual or alleged Wrongful Act occurring after the effective time of the Transaction. This policy may not be canceled after the effective time of the Transaction and the entire premium for this policy shall be deemed earned as of such time. The Named Corporation shall also have the right to an offer by the Insurer of a Discovery Period described in Clause 10 of the policy.

     The Named Corporation shall give the Insurer written notice of the Transaction as soon as practicable, but not later than 30 days after the effective date of the Transaction.

13.  SUBROGATION

     In the event of any payment under this policy, the Insurer shall be subrogated to the extent of such payment to all the Company's and the Insureds' rights of recovery thereof, and the Company and the Insureds shall execute all papers required and shall do everything that may be necessary to secure such rights including the execution of such documents necessary to enable the Insurer to effectively bring suit in the name of the Company and/or the Insureds. In no event, however, shall the Insurer exercise its rights of subrogation against an Insured under this policy unless such Insured has been convicted of a criminal act, or been judicially determined to have committed a deliberate fraudulent act, or obtained any profit or advantage to which such Insured was not legally entitled.

14.  OTHER INSURANCE AND INDEMNIFICATION

     Such insurance as is provided by this policy shall apply only as excess over any other valid and collectible insurance.

     In the event of a Claim against a Director or Officer arising out of his or her serving as director, officer, trustee or governor of an Outside Entity, coverage as is afforded by this policy shall be specifically excess of indemnification provided by such Outside Entity and any insurance provided to such Outside Entity with respect to its directors, officers, trustees or governors. Further, in the event such other Outside Entity insurance is provided by the Insurer or any member company of American International Group, Inc. ("AIG") (or would be provided but for the application of the retention amount, exhaustion of the limit of liability or failure to submit a notice of a Claim) then the maximum aggregate Limit of Liability for all Losses combined covered by virtue of this policy as respects any such Claim shall be reduced by the limit of liability (as set forth on the declarations page) of the other AIG insurance provided to such Outside Entity.

15.  NOTICE AND AUTHORITY

     It is agreed that the Named Corporation shall act on behalf of its Subsidiaries and all Insureds with respect to the giving notice of Claim or giving and receiving notice of cancellation, the payment of premiums and the receiving of any return premiums that may become due under this policy, the receipt and acceptance of any endorsements issued to form a part of this policy and the exercising or declining to exercise any right to a Discovery Period.

16.  ASSIGNMENT

     This policy and any and all rights hereunder are not assignable without the written consent of the Insurer.

17.  ARBITRATION

     It is hereby understood and agreed that all disputes or differences which may arise under or in connection with this policy, whether arising before or after termination of this policy, including any determination of the amount of Loss, shall be submitted to the American Arbitration Association under and in accordance with its then prevailing commercial arbitration rules. The arbitrators shall be chosen in the manner and within the time frames provided by such rules. If permitted under such rules the arbitrators shall be three disinterested individuals having knowledge of the legal, corporate management or insurance issues relevant to the matters in dispute.

    Any party may commence such arbitration proceeding in either New York, New York; Atlanta, Georgia; Chicago, Illinois; or Denver, Colorado. The arbitrators shall give due consideration to the general principles of Delaware law in the construction and interpretation of the provisions of this policy; provided, however, that the terms, conditions, provisions and exclusions of this policy are to be construed in an evenhanded fashion as between the parties, including without limitation, where the language of this policy is alleged to be ambiguous or otherwise unclear, the issue shall be resolved in the manner most consistent with the relevant terms, conditions, provisions or exclusions of the policy (without regard to the authorship of the language, the doctrine of reasonable expectation of the parties and without any presumption or arbitrary interpretation or construction in favor of either party or parties, and in accordance with the intent of the parties.)

    The written decision of the arbitrators shall be provided to both parties and shall be binding on them. The arbitrators' award shall not include attorney fees or other costs.

    Each party shall bear equally the expenses of the arbitration.

18. ACTION AGAINST INSURER

    Except as provided in Clause 17 of the policy, no action shall lie against the Insurer unless, as a condition precedent thereto, there shall have been full compliance with all of the terms of this policy, nor until the amount of the Insureds' obligation to pay shall have been finally determined either by judgment against the Insureds after actual trial or by written agreement of the Insureds, the claimant and the Insurer.

    Any person or organization or the legal representative thereof who has secured such judgment or written agreement shall thereafter be entitled to recover under this policy to the extent of the insurance afforded by this policy. No person or organization shall have any right under this policy to join the Insurer as a party to any action against the Insureds or the Company to determine the Insureds' liability, nor shall the Insurer be impleaded by the Insureds or the Company or their legal representatives. Bankruptcy or insolvency of the Company or the Insureds or of their estates shall not relieve the Insurer of any of its obligations hereunder.

19. HEADINGS

    The descriptions in the headings of this policy are solely for convenience, and form no part of the terms and conditions of coverage.

                       This page intentionally left blank

                                  APPENDIX A
                                 PANEL COUNSEL

                                                                             -1-

CALIFORNIA                                       Palo Alto
Los Angeles

                                                 Wilson Sonsini Goodrich & Rosati
Gibson Dunn & Crutcher                           650 Page Mill Road
333 South Grand Avenue                           Palo Alto, California 94304-1050
Los Angeles, California 90071-3197               Contact Person: Bruce Vanyo or
Contact Persons:                                 Steven Sethatz (415) 493-9300
Robert S. Warren (213) 229-7326
Wayne W. Smith (213) 229-7464                    Heller, Ellman, White & McAuliffe
John H. Sharer (213) 229-7476                    525 University Avenue
                                                 Palo Alto, California 94301
Irell & Manella                                  Contact Person: Norman J. Blears
1800 Avenue Of The Stars                         (415) 324-7000
Suite 900
Los Angeles, California 90067                    San Francisco
Contact Person:  Richard Borow
(310) 277-1010                                   Brobeck, Phleger & Harrison
                                                 Spear Street Tower
Kirkland & Ellis                                 One Market
300 South Grand Avenue                           San Francisco, California 94104
Los Angeles, California 90071                    Contact Person:
Contact Person: Jeffrey S. Davidson or           Tower C. Snow, Jr. (415) 442-0900
Stephen C. Neal (213) 680-8400
                                                 Heller, Ehrman, White & McAuliffe
Latham & Watkins                                 333 Bush Street
633 West Fifth Avenue                            San Francisco, California 94104
Los Angeles, CA 90071-2007                       Contact Person: Douglas Schwab or
Contact:                                         M. Laurence Popofsky (415) 772-6000
Hugh Steven Wilson (213) 485-1234

Munger, Tolles & Olson                           McCutchen, Doyle, Brown & Enersen
355 South Grand Avenue - 35th floor              3 Embarcadero Center - 18th floor
Los Angeles, California 90071-1560               San Francisco, California 94111
Contact Person: Dennis Kinnaird                  Contact Person: David Balabanian or
(213) 683-9264                                   Philip R. Rotner (415) 393-2000
or John W. Spiegel (213) 683-9152
                                                 Morrison & Foerster
O'Melveny & Myers                                345 California Street
400 South Hope Street                            San Francisco, California 94104-2675
Los Angeles, California 90071-2899               Contact Person:
Contact Person: Seth Aronson or                  Melvin R. Goldman (415) 677-7311
Robert Vanderet (213) 669-6000                   Paul T. Friedman (415) 677-7444

Skadden, Arps, Slate, Meagher & Flom             Orrick Herrington & Sutcliffe
300 South Grand Avenue                           Old Federal Reserve Bank Bldg.
Suite 3400                                       400 Sansome Street
Los Angeles, California 90071                    San Francisco, California 94111
Contact Person: James E. Lyons or                Contact Person: James A. Hughes
Frank Rothman (213) 687-5000                     (415) 392-1122
                                                 or W. Reece Bader (415) 392-1122

                                                 Pillsbury, Madison & Sutro
                                                 P.O. Box 7880
                                                 235 Montgomery Street
                                                 San Francisco, California 94104
                                                 Contact Person: Gary H. Anderson
                                                 (415) 983-1341

                                 PANEL COUNSEL

                                                                             -2-

DISTRICT OF COLUMBIA                              GEORGIA
Washington                                        Atlanta
Arnold & Porter                                  Alston & Bird
555 Twelfth St. N.W.                             One Atlantic Center
Washington, DC 20004-1202                        1201 West Peachtree Street
Contact Person: Scott Schreiber                  Atlanta, Georgia 30309
(202) 942-5672                                   Contact Person: Peter Q. Bassett (404) 881-7343
                                                 Mary C. Gill (404) 881-7276
Davis Polk & Wardwell
1300 I Street, NW                                King & Spalding
Suite 1100                                       191 Peachtree Street N.W.
Washington, D.C. 20005                           Atlanta, Georgia 30303-1763
Contact Person: Scott W. Muller                  Contact Person: Michael R. Smith or
Michael P. Carroll (202) 962-7000                Griffin Bell (404) 572-4600

Gibson, Dunn & Crutcher                          Long, Aldridge & Norman
1050 Connecticut Avenue, NW                      One Peachtree Center
Suite 900                                        303 Peachtree Street - Suite 5300
Washington, D.C. 20036-5306                      Atlanta, Georgia 30308
Contact Person: F. Joseph Warin                  Contact Person: Clay C. Long (404) 527-4050
(202) 887-3609                                   J. Allen Maines (404) 527-8340

Mudge Rose Guthrie Alexander & Ferdon            Smith, Gambrell & Russel
212 K Street, NW                                 Suite 1800
Washington, D.C. 20037                           3343 Peachtree Road N.E.
Contact Person: Leonard Garment or               Atlanta, Georgia 30326-1010
I. Lewis Libby (202) 429-9355                    Contact Person: David Handley (404) 264-2671
                                                 Robert C. Schwartz (404) 264-2658

Patton Boggs, L.L.P
2550 M Street N.W.                               ILLINOIS
Suite 900                                        Chicago
Washington, D.C. 20037
Contact Person:                                  Jenner & Block
C. Allen Foster (202) 457 6320                   One IBM Plaza
or Charles H. Camp (202) 457-5265                Chicago, Illinois 60611
                                                 Contact Person: Jerold Solovy
Shearman & Sterling                              (312) 222-9350
801 Pennsylvania Avenue N.W.
Washington, D.C. 20004-2604                      Kirkland & Ellis
Contact Person: Thomas S. Martin or              200 East Randolph Drive
Jonathan L. Greenblatt (202) 508-8000            Chicago, Illinois 60601
                                                 Contact Person: Garrett B. Johnson
Willkie Farr & Gallagher                         Robert J. Kopecky (312) 861-2000
Three Lafayette Centre
1155 21st Street N.W.
Washington, D.C. 20036-3384
Contact Person:
Kevin B. Clark (202) 328-8000


                                 PANEL COUNSEL

                                                                             -3-

Sidley & Austin                                  NEW YORK
One First National Plaza                         New York
Chicago, Illinois 60603
Contact Person: Robert Downing (312)  853-7434   Arnold&Porter
Eugene Schoon (312) 853-7279                     399 Park Avenue
Walter C. Carlson (312) 853-7734                 New York, New York 10022-21690
                                                 Contact Person
Skadden, Arps, Slate, Meagher & Flom             Kenneth V.Handal (212) 715-1020
333 West Wacker Drive                            or Scott Schreiber (212) 701-1000
Suite 2100
Chicago, Illinois 60606                          Cahill Gordon & Reindel
Contact Person: Timothy Nelsen or                80 Pine Street
Susan Getzendanner (312) 407-0700                New York, New York 10005
                                                 Contact Person: Charles A. Gilman
Sonnenschein Nath & Rosenthal                    or Thomas J. Kavaler (212) 701-3000
8000 Sears Tower                                 or Immanuel Kohn
Chicago, Illinois 60606-6404
Contact Person: Harold D. Shapiro                Davis, Polk & Wardwell
(312) 876-8035                                   450 Lexington Avenue
                                                 New York, New York 10017
MASSACHUSETTS                                    Contact Person: Henry King,
Boston                                           or Dan Kolb (212) 450-4000

Goodwin, Proctor & Hoar                          Fried Frank Harris Shriver & Jacobson
Exchange Place                                   1 New York Plaza - 27th Floor
Boston, Massachusetts 02109                      New York, New York 10004
Contact Person:                                  Contact Person: Sheldon Raab
Don M. Kennedy  (617) 570-1000                   (212) 820-8090

Hale & Dorr                                      Kirkland & Ellis
60 State St.                                     Citicorp Center
Boston, Massachusetts 02109                      153 East 53rd Street
Jeffery Rudman (617) 742-9100                    New York, New York 10022-4675
                                                 Contact Person: Yosef J. Riemer or
                                                 Frank M. Holozubiec (212) 446-4800

Ropes & Gray
One International Plaza                          Milbank, Tweed, Hadley & McCloy
Boston, Massachusetts 02110-2624                 1 Chase Manhattan Plaza
Contact Person: John Donovan, Jr.                New York, New York 10005
(617) 951-7566                                   Contact Person: Russell E. Brooks
                                                 (212) 530-5554

Skadden, Arps, Slate, Meagher & Flom
1 Beacon Street                                  Mudge Rose Guthrie Alexander & Ferdon
Boston, Massachusetts 02108                      180 Maiden Lane
Contact Person: Thomas A. Dougherty or           New York, New York 10038
George J. Skelley (617) 573-4800                 Contact Person: Kenneth Conboy,
                                                 John J. Kirby, Jr., or
Palmer & Dodge                                   Laurence V. Senn, Jr. (212) 510-7000
1 Beacon Street
Boston, Massachusetts 02108                      Shearman & Sterling
Contact Person: Peter Terris or                  Citicorp Center
Peter Saparoff (617) 573-0100                    153 E 53rd Street
                                                 New York, New York 10022-4676
                                                 Contact Person:
                                                 Dennis Orr (212) 848-8000


                                 PANEL COUNSEL

                                                                             -4-

Simpson Thacher & Bartlett                      TEXAS
425 Lexington Avenue                            Dallas
New York, New York 10017
Contact Person: Roy L. Reardon,                 Akin, Gump, Strauss, Hauer & Feld, L.L.P.
James Hagan, or                                 4100 Suite
Michael J. Chepiga (212) 455-2000               1700 Pacific Avenue
                                                Dallas, Texas 75201-4618
Skadden, Arps, Slate, Meagher & Flom            Contact Person: Michael Lowenberg P.C.
919 Third Avenue                                or Louis P. Bickel (214) 969-2800
New York, New York 10022
Contact Person: Barry H. Garfinkel or           Fulbright & Jaworski
Jonathan Lerner (212) 735-3000                  2200 Ross Avenue
                                                Suite 2800
Stroock & Stroock & Lavan                       Dallas, Texas 75201
Seven Hanover Square                            Contact Person: Karl G. Dial
New York, NY 10004-2696                         (214) 855-8000
Contact:
Melvin A. Brosterman (212) 806-5400
Laurence Greenwald (212) 806-5400               Locke Purnell Rain Harrell
Alvin K. Hellerstein (212) 806-5400             2200 Ross Avenue
                                                Suite 2200
Sullivan & Cromwell                             Dallas, TX 75201-6776
125 Broad Street                                Contact Person:
New York, New York 10004                        John McElhaney (214) 740-8458
Contact Person: John L. Warden                  Peter Flvnn (214) 740-8654
(212) 558-4000                                  Morris Harrell (214) 740-8404

Wachtell, Lipton, Rosen & Katz
51 West 57th Street                             Thompson & Knight, P.C.
New York, New York 10019                        1700 Pacific Avenue
Contact Person: Norman Redlich                  Suite 3300
(212) 371-9200                                  Dallas, TX 75201
                                                Contact Person:
Willkie Farr & Gallagher                        Schuyler B. Marshall (214) 969-1246
One Citicorp Center
153 East 53rd Street
New York, New York 10022-4677                   Baker & Botts, L.L.P.
Contact Person:                                 2001 Ross Avenue
Michael R. Young (212) 821-8000                 Dallas, Texas 75201-2916
David L. Foster (212) 821-8000                  Contact Person:
Richard L. Posen (212) 821-8000                 Ronald L. Palmer (214) 953-6500

Weil, Gotshal & Manges                          Haynes & Boone, L.L.P.
767 Fifth Avenue                                3100 NationsBank Plaza
New York, New York 10153                        901 Main Street
Contact Person: Dennis J. Block                 Dallas, Texas 75202-3789
(212) 310-8000                                  Contact Person: Michael Boone,
                                                George Bramblett, or
                                                Noel Hensley (214) 651-5000
Kaye, Scholer, Fierman, Hays & Handler
425 Park Avenue
New York, New York 10022
Contact Person: Frederic W. Yerman
(212) 836-8663



                                 PANEL COUNSEL

                                                                             -5-

Houston
                                                 Vinson & Elkins
Akin, Gump, Strauss, Hauer & Feld, L.L.P.        2500 First City Tower
Pennzoil Place - South Tower                     1001 Fannin
711 Louisiana Street                             Houston, Texas 77002-6760
Suite 1900                                       Contact Person: David T. Hedges Jr.
Houston, Texas 77002                             (713) 758-2676
Contact Person: Charles Moore or
Paula Hinton (713) 220-5800                      Baker & Botts
                                                 910 Louisiana Street
                                                 Houston, Texas 77002-4995
Fulbright & Jaworski, L.L.P.                     William C. Slugger (713) 229-1234
1301 McKinnev                                    Harold Metts (713) 229-1234
Suite 5100
Houston, Texas 77010
Contact Person: Richard Carrell or
Frank Jones (713) 651-5151


                                ENDORSEMENT#  1
                                --------------

This endorsement, effective 12:01 AM     May 14, 1996          forms a part of
policy number  483-15-97
issued to  COLLABORATIVE CLINICAL RESEARCH INC


by      National Union Fire Insurance Company of Pittsburgh, Pa.

                          OUTSIDE ENTITY ENDORSEMENT
                                     (2x)

In consideration of the premium charged, it is hereby understood and agreed that the following entities shall be deemed an "Outside Entity", but only as respects the Outside Entity's respective Continuity Date below:

         OUTSIDE ENTITY                                       CONTINUITY DATE
         --------------                                       ---------------
1) A not-for-profit organization under
section 501(c) (3) of the Internal Revenue
Code of 1986 (as amended).                                     May 14, 1993







ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED.


                                                      -------------------------
                                                      AUTHORIZED REPRESENTATIVE

                                ENDORSEMENT#  2
                                ------------

This endorsement, effective 12:01 AM   May 14, 1996           forms a part of
policy number  483-15-97
issued to COLLABORATIVE CLINICAL RESEARCH INC

by      National Union Fire Insurance Company of Pittsburgh, Pa.

                                     OHIO
                                     ----
                            AMENDATORY ENDORSEMENT
                            ----------------------

Wherever used in this endorsement: 1) "we", "us", "our", and "Insurer" mean the insurance company which issued this policy; and 2) "you" , "your", "named Insured", "First Named Insured", and "Insured" mean the Named Corporation, Named Organization, Named Sponsor, Named Insured, or Insured stated in the declarations page; and 3) "Other Insured(s)" means all other persons or entities afforded coverage under the policy.

In consideration of the premium charged, it is understood and agreed that the cancellation provision of the Policy is deleted in its entirety and replaced by the following:

CANCELLATION
- ------------

This policy may be cancelled by the named Insured by surrender thereof to the Insurer or any of its authorized agents or by mailing to the Insurer written notice stating when thereafter the cancellation shall be effective.

After coverage has been in effect for more than 90 days or after the effective date of the renewal of the policy, a notice of cancellation shall not be issued by the Insurer unless it is based on at least one of the following reasons:

a)   Nonpayment of premium;

b) Discovery of fraud or material misrepresentation in the procurement of the insurance;

c) Discovery of willful or reckless acts or omissions on the part of the named Insured or Other Insured(s) which increase any hazard insured against;

d) The occurrence of a change in the individual risk which substantially increases any hazard insured against;

e)   Loss of or substantial decrease in applicable reinsurance;

f) Failure of an Insured or Other Insured(s) to corrent material violations of safety codes or to comply with reasonable written loss control recommendations; or

g) A determination by the director of insurance that the continuation of the Policy would create a condition that would be hazardous to the Insured or other Insureds or to the public.

The notice of cancellation will be in writing, be mailed to the Insured at his last known address, and contain all of the following:

                          ------------

     -    The policy number;

     -    The date of notice;

     - The effective date of cancellation (Except for nonpayment of premium, the effective date of cancellation shall not be less than thirty (30) days from the date of mailing the notice. And when cancellation is for nonpayment of premium, the effective date of cancellation will be no less than ten (10) days from the date of mailing the notice); and

     -    An explanation of the reason for cancellation.

NONRENEWAL
- ----------

The Insurer shall provide at least thirty (30) days written notice of its intention not to renew the policy at its expiration date.

NOTICE REQUIREMENTS FOR INCREASE IN PREMIUM
- -------------------------------------------

An increase who intends to condition renewal upon a substantial increase in premium shall mail a notice of such intention to the agent of record and to the Insured at least 30 days prior to the expiration date of the policy. If the notice is mailed less than 30 days before the expiration date of the policy the Insured's coverage then in effect remains in effect until 30 days after the date of mailing the notice.

All other terms, conditions and exclusions shall remain the same.


                                               ------------------------------
                                                 AUTHORIZED REPRESENTATIVE

                                ENDORSEMENT# 3
                                ------------
This endorsement, effective 12:01 AM       May 14, 1996    forms a part of
policy number 483-15-97
issued to COLLABORATIVE CLINICAL RESEARCH INC

by      National Union Fire Insurance Company of Pittsburgh, Pa.

                          OHIO AMENDATORY ENDORSEMENT
                               DISCOVERY CLAUSE

In consideration of the premium charged, it is hereby understood and agreed that:

The first paragraph of Clause 10. DISCOVERY, is deleted in its entirety and replaced by the following:

       10.   DISCOVERY CLAUSE

       If the Insurer or the Named Corporation shall cancel or refuse to renew this policy the Named Corporation shall have the right, upon payment of an additional premium of 75% of the Full Annual Premium, to a period of one year following the effective date of such cancellation or nonrenewal (herein referred to as the Discovery Period) in which to give written notice to the Insurer of claims first made against the Insureds during said one year period for any Wrongful Act occurring prior to the end of the Policy Period and otherwise covered by this policy. As used herein, "Full Annual Premium" means the premium level in effect immediately prior to the end of the Policy Period.

       The rights contained in this clause shall terminate, however, unless written notice of such election together with the additional premium due is received by the Insurer within sixty (60) days of the effective date of cancellation or non-renewal. The additional premium for the Discovery Period shall be fully earned at the inception of the Discovery Period. The Discovery Period is not cancelable. This clause and the rights contained herein shall not apply to any cancellation resulting from non-payment of premium.

       The offer by the Insurer of renewal terms, conditions, limits of liability and/or premiums different from those from the expiring policy shall not constitute refusal to renew.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.


                                                 ----------------------------
                                                  AUTHORIZED REPRESENTATIVE

                                ENDORSEMENT# 4
                                ------------

This endorsement, effective 12:01 AM May 14, 1996 forms a part of policy number 483-15-97 issued to COLLABORATIVE CLINICAL RESEARCH INC

by      National Union Fire Insurance Company of Pittsburgh, Pa.

                          OHIO AMENDATORY ENDORSEMENT
                             NOTICE AND AUTHORITY

In consideration of the premium charged, it is hereby understood and agreed that
Section 15., NOTICE AND AUTHORITY, is deleted in its entirety and replaced with the following:

15.    NOTICE AND AUTHORITY

It is agreed that the Named Corporation shall act on behalf of its Subsidiaries and all Insureds with respect to the giving and receiving of notice of claim or cancellation, the payment of premiums and the receiving of any return premiums that may become due under this policy, the receipt and acceptance of any endorsements issued to form a part of this policy and the exercising or declining to exercise any right to a Discovery Period.

It is further agreed that the Insurer will provide Loss information to the Insured within forty-five days of the Insured's request for such information, or when notice of cancellation or nonrenewal is mail to the Insured.

ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED.


                                                ------------------------------
                                                  AUTHORIZED REPRESENTATIVE

                                ENDORSEMENT# 5
                                ------------

This endorsement, effective 12:01 AM    May 14, 1996     forms a part of
policy number 483-15-97
issued to COLLABORATIVE CLINICAL RESEARCH INC

by      National Union Fire Insurance Company of Pittsburgh, Pa.

                            GENERAL E&O EXCLUSION

In consideration of the premium charged, it is hereby understood and agreed that the Insurer shall not be liable to make any payment for Loss in connection with any claim or claims made against the Directors or Officers alleging, arising out of, based upon or attributable to the Company's or an Insured's performance of or failure to perform professional services for others for a fee, or any act, error, or omission relating thereto.

All other terms and conditions remain unchanged.


                                                -------------------------
                                                AUTHORIZED REPRESENTATIVE

                                ENDORSEMENT# 6
                                ------------

This endorsement, effective 12:01 AM   May 14, 1996           forms a part of
policy number  483-15-97
issued to  COLLABORATIVE CLINICAL RESEARCH INC


by      National Union Fire Insurance Company of Pittsburgh, Pa.

                NUCLEAR ENERGY LIABILITY EXCLUSIONS ENDORSEMENT
                                 (BROAD FORM)

In consideration of the premium charged, it is hereby understood and agreed that the Insurer shall not be liable to make any payment for Loss in connection with any Claim made against any Insured(s):

A. alleging, arising out of, based upon, attributable to, or in any way involving, directly or indirectly the hazardous properties of nuclear material, including but not limited to:

     (1) nuclear material located at any nuclear facility owned by, or operated by or on behalf of, the Company, or discharged or dispersed therefrom; or

     (2) nuclear material contained in spent fuel or waste which was or is at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of the Company; or

     (3) the furnishing by an Insured or the Company of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; or

     (4) claims for damages to the Company or its shareholders which alleges, arises from, is based upon, is attributed to or in any way involves, directly or indirectly, the hazardous properties of nuclear material.

B. (1) which is insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability underwriters, or Nuclear Insurance Association of Canada, or would be insured under any such policy but for its termination or exhaustion of its Limit of Liability; or,

     (2) with respect to which (a) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (b) the Insured is, or had this policy not been issued would be entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into the United States of America, or any agency thereof, with any person or organization.

                         -------------

As used in this endorsement:

"hazardous properties" include radioactive, toxic or explosive properties;

"nuclear material" means source material, special nuclear material or byproduct material;

"source material", "special nuclear material", and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof;

"spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor;

"waste" means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof;

"nuclear facility" means -

(a)    any nuclear reactor,

(b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

(c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

(d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and all-premises used for such operations;

"nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material.

ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED.


                                                 ------------------------------
                                                    AUTHORIZED REPRESENTATIVE

                                ENDORSEMENT#  7
                                ------------

This endorsement, effective 12:01 AM   May 14, 1996           forms a part of
policy number  483-15-97
issued to  COLLABORATIVE CLINICAL RESEARCH INC


by      National Union Fire Insurance Company of Pittsburgh, Pa.

                           CAPTIVE INSURANCE COMPANY

       In consideration of the premium charged, it is hereby understood and agreed that the Insurer shall not be liable to make any payments for Loss in connection with any Claim made against any Insured(s) alleging, arising out of, based upon, attributable to the ownership, management, maintenance and/or control by the Company of any captive insurance company or entity including but not limited to Claims alleging the insolvency or bankruptcy of the Named Corporation as a result of such ownership, operation, management and control.

ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED.



                                                  -----------------------------
                                                    AUTHORIZED REPRESENTATIVE

                                ENDORSEMENT#  8
                                -------------

This endorsement, effective  12:01 AM  May 14, 1996           forms a part of
policy number  483-15-97
issued to  COLLABORATIVE CLINICAL RESEARCH INC

by      National Union Fire Insurance Company of Pittsburgh, Pa,

                            COMMISSIONS EXCLUSION

In consideration of the premium charged, it is hereby understood and agreed that the Insurer shall not be liable to make any payment for Loss in connection with any Claim made against any Insured(s) alleging, arising out of, based upon, attributable to:

(i) Payments, commissions, gratuities, benefits or any other favors to or for the benefit of any full or part-time domestic or foreign government or armed services officials, agents, representatives, employees or any members of their family or any entity with which they are affiliated; or

(ii) Payments, commissions, gratuities, benefits or any other favors to or for the benefit of any full or part-time officials, directors, agents, partners, representatives, principal shareholders, or owners or employees, or affiliates (as that term is defined in The Securities Exchange Act of 1934, including any of their officers, directors, agents, owners, partners, representatives, principal shareholders or employees) of any customers of the company or any members of their family or any entity with which they are affiliated; or

(iii)  Political contributions, whether domestic or foreign.

ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED.


                                                  -----------------------------
                                                    AUTHORIZED REPRESENTATIVE

                                ENDORSEMENT# 9
                                ------------

This endorsement, effective  12:01 AM    May 14, 1996           forms a part of
policy number  483-15-97
issued to  COLLABORATIVE CLINICAL RESEARCH INC


by      National Union Fire Insurance Company of Pittsburgh, Pa.

                       MEDICAL MALPRACTICE EXCLUSION ENDORSEMENT

               In consideration of the premium charged, it is hereby understood and agreed that the Insurer shall not be liable to make any payment for Loss in connection with any claim or claims made against the Directors or Officers alleging, arising out of, based upon or attributable to medical or professional malpractice, including but not limited to the rendering or failure to render medical or professional service or treatment.

               All other terms and conditions remain unchanged.



                                                  -----------------------------
                                                    AUTHORIZED REPRESENTATIVE

                                ENDORSEMENT# 10
                                ------------

This endorsement, effective 12:01 AM       May 14, 1996          forms a part of
policy number 483-15-97
issued to COLLABORATIVE CLINICAL RESEARCH INC

by      National Union Fire Insurance Company of Pittsburgh, Pa.

                         GLOBAL EXTENSION ENDORSEMENT

In consideration of the premium charged, it is hereby understood and agreed that such coverage as is provided by this policy shall apply worldwide. It is further understood and agreed that with regard to any Claim made or suit instituted outside of the United States of America, Canada or any of their territories or possessions and reported to the Insurer under the provisions of this policy, the Insurer shall, when requested to do so in writing by the Named Corporation:

a) undertake the investigation, settlement and defense of Claims or suits against the Insureds, the Company and the Directors shall cooperate in the investigation and defense of such Claims and suits as may be required by the Insureds;

b)   pay covered Loss of the Insureds or reimburse the Company for:

     (i) all damages and judgments arising from liability imposed upon the Insureds by reason of a final judgment under law by a court of competent jurisdiction for any alleged Wrongful Acts to which this insurance applies; and

     (ii) all Defense Costs arising from any such Claim or suit to which this endorsement applies; and

     (iii) all sums for settlements negotiated by the Insurer with the approval of the Company and the Insured(s), provided that if the Company or the Insured(s) refuse to consent to a settlement recommended by the Insurer, the Insurer's obligation and liability for defense under paragraph (a) above shall terminate and the Insurer's liability for payment under this paragraph(b) shall not exceed the amount of the settlement recommended and the expenses under (b) (ii) above as of the time of refusal to consent.

The amounts due under b(i), (ii), and (iii) above shall be included in, and not in addition to, the Limit of Liability set forth on the Declarations page of this policy and shall be subject to the applicable Retention(s). The amounts due under this endorsement shall be paid in the currency of the country in which the final adjudication was made, the expenses incurred or the settlement negotiated.

It is further understood and agreed that the Insurer shall not be held responsible for any delay or failure to perform its obligation hereunder due to national, federal state or municipal action or regulation; strikes or other labor troubles; acts of God, war, riot, insurrection or mutiny; or any other causes, contingencies, or circumstances outside the United States not subject to the Insurer's control which make the fulfillment of this endorsement impracticable; any of which shall, without liability, excuse the insurer from the obligations set forth in this Endorsement.

ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED.


                                                  -----------------------------
                                                    AUTHORIZED REPRESENTATIVE

                                ENDORSEMENT# 11

This endorsement, effective 12:01 AM   May 14, 1996           forms a part of
policy number  483-15-97
issued to  COLLABORATIVE CLINICAL RESEARCH INC

by      National Union Fire Insurance Company of Pittsburgh, Pa.

                       EMPLOYMENT PRACTICES ENDORSEMENT

                                   COVERAGE
                                   --------

In consideration of the premium charged, it is hereby understood and agreed that the coverage as is afforded by this policy is extended to Employment Practice Claims against an individual "Insured" (defined below) (whether such claims are brought by (i) a past, present or prospective employee or employees, whether directly or by class action; or (ii) by the Equal Employment Opportunity Commission ("EEOC") or any other state or federal governmental authority regulating employment practices; or (iii) by any other person or entity), subject to both the terms, conditions and exclusions of this endorsement and the policy.

                                  DEFINITIONS
                                  -----------

It is further understood and agreed that for the purposes of this endorsement only, the following definitions shall apply:

             (1) "Employment Practices Claims" shall mean any Claim relating to a past, present or prospective employee of the Company for, or arising out of the following: (i) any actual or alleged wrongful dismissal, discharge or termination (either actual or constructive), of employment; (ii) employment-related misrepresentation; (iii) wrongful failure to employ or promote; (iv) wrongful deprivation of career opportunity; (v) wrongful discipline; (vi) failure to grant tenure or negligent employee evaluation; or (vii) failure to provide adequate employee policies and procedure; or (viii) sexual or workplace harassment of any kind, (including the alleged creation of a harassing workplace environment); or
                   (ix) unlawful discrimination, (including sexual or workplace harassment or creation of a harassing workplace environment) whether direct, indirect, or unintentional.

                   Employment Practices Claims shall include Claims brought under state, local or federal law (whether common or statutory) and shall include, but not be limited to, allegations of violations of the following federal laws (as amended), including regulations promulgated thereunder:

                   1.    Family and Medical Leave Act of 1993

                   2.    Americans with Disabilities Act of 1992 (ADA),

                   3.    Civil Rights Act of 1991,

                          ------------

                    4. Age Discrimination in Employment Act of 1967 (ADEA), including the Older Workers Benefit Protection Act of 1990.

                    5. Title VII of the Civil Rights Law of 1964, as amended, including the Pregnancy Discrimination Act of 1978,

                    6.   Civil Rights Act of 1866, Section 1981, and

                    7.   Fifth and Fourteenth Amendments of the U.S.
                         Constitution.

               (2) The term "Insured" shall include, for the purposes of Employment Practices Claims only, any past, present or future duly elected individual Director or Officer or any past, present of future employee of the Company whether such individual is in a supervisory, co-worker or subordinate position or otherwise. Coverage shall automatically apply to all new employees after the inception date of the policy.

                                  EXCLUSIONS
                                  ----------

It is further understood and agreed that solely for the additional coverage hereby granted for Employment Practices Claims exclusions (i) and (k) are amended as follows:

          (1) Exclusion (i) is amended by deleting the phrase, "wrongful termination of employment claims", and substituting the phrase, "Employment Practice Claims" (as defined in this endorsement) and by deleting the word "former employee" and substituting the word "employee" to read as follows:

               (i) which are brought by any Insured or the Company; or which are brought by any security holder of the Company, whether directly or derivatively, unless such security holder's Claim(s) is instigated and continued totally independent of, and totally without the solicitation of, or assistance of, or active participation of, or intervention of, any Insured or the Company; provided, however, this exclusion shall not apply to Employment Practice Claims brought by an employee other than an employee who is or was a Director of the Company.

          (2) Exclusion (k) is amended by deleting the phrase, "emotional distress", and by deleting the phrase, "or for injury from libel or slander or defamation or disparagement or for injury from a violation of a person's right of privacy", to read as follows:

                    (k) for bodily injury, sickness, disease or death of any person, or damage to or destruction of any tangible property, including the loss of use thereof.

It is further understood and agreed that only as respects any additional coverage granted by virtue of this endorsement, the following exclusions shall apply:

          (1) The Insurer shall not be liable for any Loss in connection with any Claim or Claims made against an Insured alleging, arising out of, based upon or attributable to any pending or prior litigation as of May 14, 1996, or alleging or derived from the same or essentially the same facts as alleged in such pending or prior litigation.

                          ------------

    (2) The Insurer shall not be liable for any Loss in connection with any Claim or Claims made against an Insured for any alleged Wrongful Act committed prior to May 14, 1996 if any Insured(s), as of such date, knew or could have reasonably foreseen that such Wrongful Act could lead to a Claim.

ALL OTHER TERMS, CONDITIONS, AND EXCLUSIONS OF THE POLICY REMAIN UNCHANGED.



                                                  -----------------------------
                                                    AUTHORIZED REPRESENTATIVE

                                ENDORSEMENT# 12
                                ------------

This endorsement, effective 12:01 AM          May 14, 1996       forms a part of
policy number  483-15-97
issued to    COLLABORATIVE CLINICAL RESEARCH INC

by       National Union Fire Insurance Company of Pittsburgh, Pa.

              SUBLIMIT/RETENTION FOR EMPLOYMENT PRACTICES CLAIMS

                  In consideration of the premium charged, it is hereby understood and agreed that with regards to all Loss in connection with any claim or claims made against the Directors or Officers brought by an employee of the Company and solely alleging Wrongful Acts occurring in connection with the employer-employee relationship including allegations of unlawful discrimination, sexual harassment, Wrongful Termination and like allegations, item 4 and Item 5 of the Declarations are amended to read as follows:

                  Item 4. Limit of Liability: $1,000,000 aggregate for Coverages A and B combined (including Defense Costs)

                  Item 5.  Retention:
                           Company Reimbursement and Indemnifiable Loss: $75,000 for Loss arising from claims alleging the same Wrongful Act or related Wrongful Acts.

                  It is further understood and agreed that nothing in this endorsement shall be construed to grant coverage for claims otherwise excluded by this policy.

                  It is further understood and agreed that coverage as is afforded by virtue of this endorsement shall be part of and not in addition to the aggregate Limit of Liability in the Declarations and in no way serves to increase the Insurer's Limit of Liability as therein stated.

                  All other terms and conditions shall remain unchanged.



                                                  -----------------------------
                                                    AUTHORIZED REPRESENTATIVE

                                ENDORSEMENT# 13
                                ------------
This endorsement, effective 12:01 AM       May 14, 1996          forms a part of
policy number  483-15-97
issued to    COLLABORATIVE CLINICAL RESEARCH INC

by       National Union Fire Insurance Company of Pittsburgh, Pa.

                                     AMEND ARBITRATION

                  In consideration of the premium charged, it is hereby understood and agreed that the second paragraph of Clause 17. ARBITRATION is deleted in its entirety and replaced by the following:

                  Any party may commence such arbitration proceeding in either Cleveland, Ohio; New York, New York; Atlanta, Georgia; Chicago, Illinois; or Denver, Colorado. The arbitrators shall give due consideration to the principles of Delaware law in the construction and interpretation of the provisions of this policy; provided, however, that the terms, conditions, provisions and exclusions of this policy are to be construed in an evenhanded fashion as between the parties, including without limitation, where the language of this policy is alleged to be ambiguous or otherwise unclear, the issue shall be resolved in the manner most consistent with the relevant terms, conditions, provisions, or exclusions of the policy (without regard to the authorship of the language, the doctrine of reasonable expectation of the parties and without any presumption or arbitrary interpretation or construction in favor of either party or parties, and in accordance with the intent of the parties).

                  ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.



                                                  -----------------------------
                                                    AUTHORIZED REPRESENTATIVE

                                ENDORSEMENT# 14
                                ------------

This endorsement, effective 12:01 AM       May 14, 1996          forms a part of
policy number  483-15-97
issued to    COLLABORATIVE CLINICAL RESEARCH INC

by       National Union Fire Insurance Company of Pittsburgh, Pa.

                       LISTED EVENT DELETION ENDORSEMENT

                  In consideration of the premium charged, it is hereby understood and agreed that Clause 2, Definitions, (f) "Listed Events" is deleted in its entirety.

                  It is further understood and agreed that Clause 4, Exclusions,
                  (f) ("90 day Listed Event Exclusion") is deleted in its entirety.

                  All other terms and conditions remain unchanged.



                                                  -----------------------------
                                                    AUTHORIZED REPRESENTATIVE

                                ENDORSEMENT #15

This endorsement, effective 12:01 AM       MAY 14, 1996            forms part of
policy number  483-15-97
issued to COLLABORATIVE CLINICAL RESEARCH INC

by National Union Fire Insurance Company of Pittsburgh, PA

         Three Year initial Public Offering Securities Claims Coverage (a 36 month non-cancelable coverage enhancement)

                                YEAR ONE POLICY

In consideration of the premium charged, it is hereby understood and agreed that coverage is afforded under this policy for initial Public Offering Claim(s) made against the Directors and Officers or the Company and reported to the Insurer pursuant to the terms of the policy during the Policy Period described in paragraph 1. below, subject to the provisions of this endorsement and the other terms, conditions, and exclusions of the policy:

          1. Solely as respects initial Public Offering Claim(s), Item 3. of the Declarations, Policy Period, is amended to read as follows:

                     POLICY PERIOD: From: MAY 14, 1996  To: MAY 14, 1999
                     (12:01 A.M. standard time at the address stated in item 1.)

          2. The term "Initial Public Offering Claim(s)" means a Securities Claim made against the Directors and Officers or the Company which alleges a violation of the Securities Act of 1933 or the Securities Exchange Act of 1934, rule or regulations promulgated thereunder, the securities laws of any state, or any foreign jurisdiction, and which alleges, in whole or in part, an initial Public Offering Wrongful Act in connection with the claimant's purchase or sale of, or the offer to purchase or sell to the claimant, any securities of the Company, whether in the Initial Public Offering scheduled below or on the open market following the Initial Public Offering.

          3. The term "Initial Public Offering Wrongful Act" means a Wrongful Act which alleges any breach of duty, neglect or error, involving or relating, in whole or in part, to a misstatement, misleading statement, untrue statement or omission of a statement of a material fact relating to the Initial Public Offering which is
               (i) contained in the registration statement (including any amendment thereof) or any related preliminary or final prospectus, filed by the Company in connection with the Initial Public Offering or (ii) made in, or in connection with, any press

                                     COPY
                    release, press conference, "road show" or other forum conducted by, or any document produced by or communication made by the Insured(s) whether occurring before or after the Initial Public Offering.

               4. Clause 11, Cancellation Clause, is amended by the addition of the following to the end thereof:

                    Any coverage provided by the endorsement entitled, "THREE YEAR INITIAL PUBLIC OFFERING SECURITIES CLAIMS COVERAGE" may not be canceled by either the Named Corporation or the Insurer.

                    However, notwithstanding the foregoing, this policy may be canceled by or on the behalf of the Insurer only in the event of non-payment of premium by the Named Corporation. In the event of non-payment of premium by the Named Corporation, the Insurer may cancel this policy by delivering to the Named Corporation or by mailing to the Named Corporation, by registered, certified, or other first class mail, at the Named Corporation's address as shown in
                    Item 1. of the Declarations, written notice stating when, not less than 30 days thereafter, the cancellation shall be effective. The mailing of such notice as aforesaid shall be sufficient proof of notice. The Policy Period terminates at the date and hour specified in such notice, or at the date and time of surrender.

                    If the period of limitation relating to the giving of notice is prohibited or made void by any law controlling the construction thereof, such period shall be deemed to be amended so as to be equal to the minimum period of limitation permitted by such law.

               5. In the event that any coverage provided by this endorsement is also provided by any renewal or successor policy issued by the Insurer or any member company of American International Group, Inc. (AIG), (or would be provided but for the application of the retention amount, exhaustion of the limit of liability or failure to submit a notice of a Claim) then the maximum aggregate Limit of Liability for all Losses combined covered by virtue of this endorsement as respects any such Initial Public Offerings Claim(s), shall be reduced by the limit of liability (as set forth on the Declarations Page) of such other AIG policy.




                                     COPY

               6. "Initial Public Offering" means the initial public offering by the Company listed below:

       Issuing Company                           Filing Date          Registration
       ---------------                           -----------          ------------
                                                                      Statement No.
                                                                      -------------
       COLLABORATIVE CLINICAL RESEARCH INC.           TO BE DETERMINED

               7. The Limit of Liability for the coverage provided by this endorsement shall be part of and not in addition to the aggregate Limit of Liability as stated in Item 4. of the Declarations. Nothing herein shall be construed to increase the Insurer's Limit of Liability as therein stated.

               All other terms, conditions and exclusions remain unchanged.


                                                  -----------------------------
                                                    AUTHORIZED REPRESENTATIVE

                                     COPY

                                ENDORSEMENT #16

This endorsement, effective 12:01 AM       MAY 14, 1996            forms part of
policy number  483-15-97
issued to COLLABORATIVE CLINICAL RESEARCH INC

by National Union Fire Insurance Company of Pittsburgh, PA

                            REINSTATEMENTS OF LIMIT
                            (reinstated as primary)

In consideration of the additional premium of $27,122 it is hereby understood and agreed that the Named Corporation shall have the right to Reinstatement of Limit option (hereinafter the "option" or "Reinstated Limit") described below, subject to the terms of this endorsement.

The conditions for this reinstatement are as follows:

1. In the event any Claim is reported to the Insurer during the Policy Period, then at the written request of the Named Corporation, Clause 5 of this policy, LIMIT OF LIABILITY (FOR ALL LOSS-INCLUDING DEFENSE COSTS), shall be amended to read as follows:

    5. LIMIT OF LIABILITY - REINSTATED - (FOR ALL LOSS - INCLUDING
       DEFENSE COSTS)

        a) The Limit of Liability stated in Item 4 of the Declarations is the limit of the Insurer's liability for all Loss, under Coverage A and Coverage B combined, arising out of all Claims first made against the Insureds during that part of the Policy Period beginning from the inception date of the Policy Period and ending at 12:01 AM of the Effective Date of Exercise of the Reinstatement of Limit option afforded under endorsement #16 of this policy. The limit described in this paragraph shall be separate from and in addition to the limit of liability described in paragraph (b) below.

        b) This policy shall also provide a Limit of Liability equal to the Limit of Liability stated in Item 4 of the Declarations for all Loss, under Coverage A and Coverage B combined, arising out of all Claims first made against the Insured during that part of the Policy Period beginning 12:01 a.m. of the Effective Date of Exercise of the Reinstatement of Limits option and ending the expiration date of the Policy Period or the Discovery Period (if applicable); however, the Limit of Liability for the Discovery Period shall be part of, and not in addition to, the Limit of Liability described in this paragraph. The limit described in this paragraph shall be separate from and in addition to the limit of liability described in paragraph (a) above.

                                     COPY

        c) Any Claim which is made subsequent to the period of time described in paragraph (a) or (b) above which pursuant to Clause 7(b) or 7(c) of the policy is considered made at the time of a previous Claim (or notice of circumstances that could reasonably give rise to a Claim) made during the Policy Period or Discovery Period shall also be subject to the one aggregate Limit of Liability applicable to such previous Claim or notice, as the case may be.

        d) The Effective Date of Exercise is TO BE DETERMINED.

          DEFENSE COSTS ARE NOT PAYABLE BY THE INSURER IN ADDITION TO THE LIMIT OF LIABILITY. DEFENSE COSTS ARE PART OF LOSS AND AS SUCH ARE SUBJECT TO THE LIMIT OF LIABILITY FOR LOSS.

2. The additional premium to exercise the Full Reinstatement of Limits option shall be Fifty Percent (50%) of the Remaining Pro-Rata Premium for the Policy Period LESS the amount of the additional premium paid for this endorsement, but in no event less that zero ($0). The Remaining Pro-Rata Premium shall be determined by multiplying the Daily Premium by the Remaining Policy Period. The Daily Premium means the total Policy Period premium divided by total number of days in the Policy Period. The Remaining Policy Period means the number of days between the date the option is exercised and the expiration date of the Policy Period.

3. The earliest time that the reinstatement option may be exercised is the First Anniversary Date of this policy. The First Anniversary Date shall mean the twelve (12) month period following the inception date of the policy. The option may only be exercised after the reporting of a Claim and may not be exercised solely due to the reporting of a notice of circumstances pursuant to Clause 7(c) of the policy.

4. The Reinstated Limit shall apply solely to Unrelated Claims first made against an insured on or after the date the option first becomes effective as stated in Clause 5(d). The term Unrelated Claims means any Claim other than a Claim which was made against an insured prior to such effective time. Any Claim which is reported subsequent to such effective time but is considered made prior to such effective time pursuant to clause 7(b) or (c) of the policy shall also not be covered under the Reinstated Limit. The limit described in Clause 5(a) above shall apply solely to Claims first made against the insureds prior to the date the option first becomes effective as stated in clause 5(d) above.











                                     COPY

5.  The Reinstated Limit shall apply as primary insurance.

6. The additional premium charged for this endorsement shall be fully earned and non-refundable regardless of whether any reinstatement of limit option is exercised.

ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED.

                                                  -----------------------------
                                                    AUTHORIZED REPRESENTATIVE

                                     COPY

                   [LOGO] AMERICAN INTERNATIONAL COMPANIES

- --------------------------------------------------------------------------------
             Name of Insurance Company to which Application is made
                         (herein called the "Insurer")

              DIRECTORS AND OFFICERS INSURANCE RENEWAL APPLICATION


      -------------------------------------------------------------------
          Name of Insurance Policy to which Application is applicable

NOTICE: THE POLICY PROVIDES THAT THE LIMIT OF LIABILITY AVAILABLE TO PAY JUDGMENTS OR SETTLEMENTS SHALL BE REDUCED BY AMOUNTS INCURRED FOR LEGAL DEFENSE. FURTHER NOTE THAT AMOUNTS INCURRED FOR LEGAL DEFENSE SHALL BE APPLIED AGAINST THE RETENTION AMOUNT.

            IF A POLICY IS ISSUED, IT WILL BE ON A CLAIMS-MADE BASIS
- --------------------------------------------------------------------------------

1.   APPLICANT'S
     (a)  Corporation name COLLABORATIVE CLINICAL RESEARCH, INC.
     (b)  State of incorporation OHIO
     (c)  Date of incorporation 7/17/91
     (d)  Address 20600 CHAGRIN BLVD, SUITE 1050
                        CLEVELAND, OH 44122

     (e)  Nature of business CLINICAL TRIAL MANAGEMENT
     (f)  Primary SIC code(s)
     (g)  Corporation has been continually operating since 7-17-91
     (h)  Total number of locations (please check): one   two   three
                                                       ---   ---     ---
                                                    more than three X
                                                                   ---
     (i)  Does the Applicant operate any retail outlets?  Yes   No X  (If "Yes,"
                                                             ---  ---
          number of retail outlets:                 .)
                                   -----------------

2.   (a)  Amount of insurance requested:               $ 5,000,000
                                                        ----------

                                                           100,000
     (b)  Self-insured retention desired (each loss):  $   200,000 - (secondly)
                                                        ----------

3.   STOCK OWNERSHIP

     (a) The following securities of the Applicant (or its Subsidiaries) are publicly traded: [ ] equity, [ ] debt, [ ] mixed (attach explanation)

          (1)  If no securities are publicly traded, check here: "none"  X
                                                                        ---
          (2) For those securities that are publicly traded, indicate name of exchange(s) and ticket symbol(s) here:
                                                     ------------
               (If included as an attachment, check here:    )
                                                         ----

     (b)  Total number of voting shares outstanding   413,258 Common     Before IPO @ 3/31/96
                                                    2,182,353 Preferred  Before IPO @ 3-31-96
                                                    ---------

     (c)  Total number of voting shareholders 21
                                              --
     (d) Total number of voting shares owned by its Directors (direct and beneficial) See Page 47 of Prospectus
                       -------------------------
     (e) Total number of voting shares owned by its Officers (direct and beneficial) who are not Directors See Page 47 of Prospectus.
                                            -----------
     (f) Does any shareholder own five percent or more of the voting shares directly or beneficially? If so, designate name and percentage of holdings. (If no such shareholders, check here: "none" ______.) See Page 47 of Prospectus

     (g) Are there any other securities convertible to voting stock? If so, describe fully. (If none, check here: "none" ____.) Preferred converts into Common at the IPO

PLEASE DO NOT COMPLETE 4(a) AND 4(b) IF PUBLICLY TRADED.

4. (a) Complete list of all Directors of the Applicant by name and affiliation with other corporations. (If included as an attachment
          herein, check here     .)  See Page 36 of Prospectus.
                            -----
     (b) Complete list of all Officers of the Applicant by name and affiliation with other corporations. (If included as an attachment herein, check
          here       .)  See Page 36 of Prospectus
              -------

5.   LIST OF ALL DIRECT AND INDIRECT SUBSIDIARY CORPORATIONS:

                                                                      DOMESTIC
               BUSINESS OR TYPE    PERCENTAGE OF  DATE ACQUIRED       OR FOREIGN COUNTRY
NAME           OF OPERATION        OWNERSHIP      OR CREATED          OF INCORPORATION
- ------------   ----------------    -------------  ---------------     ------------------
GFI, INC       CLINICAL RESEARCH   100%           2/1/96              USA
HRI, INC       HEALTH-CARE DATA    50%            6/1/95              USA

Coverage to include all Subsidiaries? Yes X  No  If "Yes", include complete list
                                         ---   --
of Directors and Officers of each Subsidiary. If no, include complete list of Directors and Officers of each Subsidiary for which coverage is requested. If included as an attachment herein, check here: X .
                                             ---

6.   Are any plans for merger, acquisition or consolidation of or by the
     Applicant or any of its Subsidiaries being considered:  Yes     No  X
                                                                ----   -----
     (a)  If so, have they been approved by the board of directors: Yes    No
                                                                       ---   ---
          Date of Approval
                          ---------------------------

     (b)  If so, have they been submitted to the shareholders for approval?
          Yes     No
              ---    ----
          Date of Approval
                          ------------------------------
7. Name of Risk Manager and General Counsel (or equivalent position) and number of years in current position:
          Terry C. Black, CFO           CALFEE, HALTER AND GRISWOLD
     --------------------------------------------------------------------------

8. Name and Location (City) of outside law firm for securities or litigation matters:
     Calfee, Halter and Griswold        Cleveland OH
     --------------------------------------------------------------------------

9. ATTACH COPIES OF THE FOLLOWING FOR THE APPLICANT AND, TO THE EXTENT AVAILABLE, EACH OF ITS SUBSIDIARIES:

     (a)  Latest annual report          Prospectus Attached

     (b)  Latest 10K report filed with SEC (if the Company is publicly traded)

     (c)  Latest interim financial statement available Prospectus Attached

     (d) All proxy statements and Notices of Annual Meeting of Stockholders within the last twelve months

     (e) All registration statements filed with SEC within the last twelve months (if the Company is Publicly traded)

     (f) Copy (certified by Corporate Secretary) of the indemnification provisions of the charter and the by laws. Also attach copy of any corporate indemnification agreement. Form Attached

     (g) Latest CPA management letter along with applicant's response to any recommendations made therein. Attached Audit Committee Minutes

- --------------------------------------------------------------------------------

   It is agreed that the Applicant will file with the Insurer, as soon as it becomes available, a copy of each registration statement and annual or interim report which the Applicant or any Subsidiary may from time to time file with the Securities and Exchange Commission.

   ----------------------------------------------------------------------------

   THE UNDERSIGNED AUTHORIZED OFFICER OF THE APPLICANT DECLARES THAT THE STATEMENTS SET FORTH HEREIN ARE TRUE. THE UNDERSIGNED AUTHORIZED OFFICER AGREES THAT IF THE INFORMATION SUPPLIED ON THIS APPLICATION CHANGES BETWEEN THE DATE OF THIS APPLICATION AND THE EFFECTIVE DATE OF THE INSURANCE, HE/SHE (UNDERSIGNED) WILL, IN ORDER FOR THE INFORMATION TO BE ACCURATE ON THE EFFECTIVE DATE OF THE INSURANCE, IMMEDIATELY NOTIFY THE INSURER OF SUCH CHANGES, AND THE INSURER MAY WITHDRAW OR MODIFY ANY OUTSTANDING QUOTATIONS AND/OR AUTHORIZATIONS OR AGREEMENTS TO BIND THE INSURANCE.

   SIGNING OF THIS APPLICATION DOES NOT BIND THE APPLICANT OR THE INSURER TO COMPLETE THE INSURANCE, BUT IT IS AGREED THAT THIS APPLICATION SHALL BE THE BASIS OF THE CONTRACT SHOULD A POLICY BE ISSUED, AND IT WILL BE ATTACHED TO AND BECOME PART OF THE POLICY.

   ALL WRITTEN STATEMENTS AND MATERIALS FURNISHED TO THE INSURER IN CONJUNCTION WITH THIS APPLICATION ARE HEREBY INCORPORATED BY REFERENCE INTO THIS APPLICATION AND MADE A PART HEREOF.

   FOR KENTUCKY APPLICANTS: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS, FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME.

   FOR NEW YORK APPLICANTS: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS, FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME, AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

   FOR OHIO APPLICANTS: ANY PERSON WHO, WITH INTENT TO DEFRAUD OR KNOWING THAT HE IS FACILITATING A FRAUD AGAINST AN INSURER, SUBMITS AN APPLICATION OR FILES A CLAIM CONTAINING A FALSE OR DECEPTIVE STATEMENT IS GUILTY OF INSURANCE FRAUD.

   FOR PENNSYLVANIA APPLICANTS: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS, FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SUBJECTS SUCH PERSON TO CRIMINAL AND CIVIL PENALTIES.

Signed /s/ Jeffrey A. Green
      -------------------------
            (Applicant)

Date 5/14/96
    ------------------------

Title President                                            Corporation     None
     ------------------------------------------------------            ----------------
     (must be signed by Chairman of the Board or President)            (Corporate Seal)

Attest /s/ Jeffery J. Phillips
      -------------------------------
Broker Jeffery J. Phillips
      -------------------------------
Address #2 Berea Commons
       ------------------------------
       Berea, OH 44017
       ------------------------------

Please read the following statement carefully and sign where indicated. If a policy is issued, this signed statement will be attached to the policy.

The undersigned authorized officer of the Applicant hereby acknowledges that he/she is aware that the limit of liability contained in this policy shall be reduced, and may be completely exhausted, by the costs of legal defense and, in such event, the Insurer shall not be liable for the costs of legal defense or for the amount of any judgment or settlement to the extent that such exceeds the limit of liability of this policy.

The undersigned authorized officer of the Applicant hereby further acknowledges that he/she is aware that legal defense costs that are incurred shall be applied against the retention amount.

Signed /s/ Jeffrey A. Green
      ------------------------------------------------------
                    (Applicant)
Date 5/14/96
    --------------------------------------------------------
Title President
     -------------------------------------------------------
      (must be signed by Chairman of the Board or President)


                                       5